Exhibit 99.1
Kelly Reports
First-Quarter 2023 Earnings

•Q1 revenue down 2.2%; down 1.4% in constant currency; organic revenue nearly flat (down 0.5% in constant currency)
•Q1 gross profit down 1.7%; down 0.8% in constant currency; delivered continued improvement in GP rate, 20.0%, up 10 bps year-over-year
•Q1 operating earnings of $10.7 million, including a $5.7 million restructuring charge, or $16.4 million on an adjusted basis
•Initiated a comprehensive business transformation program to significantly improve EBITDA margin

TROY, Mich., (May 11, 2023) – Kelly (Nasdaq: KELYA, KELYB), a leading specialty talent solutions provider, today announced results for the first quarter of 2023.

Peter Quigley, president and chief executive officer, announced revenue for the first quarter of 2023 totaled $1.3 billion, a 2.2% decrease, or 1.4% decrease in constant currency, compared to the corresponding quarter of 2022, with organic, constant currency revenue down 0.5%. Year-over-year revenue trends were impacted by foreign currency headwinds and the impact of the sale of Russian operations in July 2022. Year-over-year results in the quarter also reflect the impact of the 2022 acquisitions of RocketPower, a recruitment process outsourcing firm, and Pediatric Therapeutic Services, a specialty firm providing in-school therapy services.

“Taking into account well recognized macroeconomic headwinds, we delivered solid results as our specialty solutions proved more resilient than others. Our Education segment and our more profitable outcome-based solutions in both P&I and SET continued to deliver solid growth, while, as expected, our staffing businesses faced decreased demand in this environment,” said Quigley.

Kelly reported operating earnings in the first quarter of 2023 of $10.7 million, compared to earnings of $23.4 million reported in the first quarter of 2022. Earnings in the first quarter of 2023 included a $5.7 million restructuring charge. The restructuring charge reflects cost management actions in response to the current demand levels and to reposition the Professional & Industrial staffing business to better capitalize on opportunities in local markets. Excluding the restructuring charge, adjusted earnings from operations were $16.4 million. Earnings in the first quarter of 2022 included a $0.9 million gain on sale of assets and adjusted earnings were $22.5 million. Adjusted earnings declined year-over-year primarily as a result of lower revenues.

Earnings per share in the first quarter of 2023 were $0.29 compared to a loss per share of $1.23 in the first quarter of 2022. Included in the earnings per share in the first quarter of 2023 is an $0.11 per share restructuring charge, net of tax. Included in the first quarter of 2022 is a $1.69 loss per share, net of tax, on the sale of Kelly’s investment in Persol Holdings common shares and related transactions, partially offset by a $0.02 per share gain on sale of real property, net of tax. On an adjusted basis, earnings per share were $0.40 in the first quarter of 2023, a decline of 9% from $0.44 per share in the corresponding quarter of 2022.

As Kelly approaches the three-year anniversary of its operating model, Quigley went on to introduce a new phase in the company’s journey toward profitable growth. “We have made progress on our growth journey. Now, with an eye to the future, we are taking a bold approach to accelerate profitable growth. I’ve established a Transformation Management Office reporting directly to me and engaged an expert consulting firm to support our aggressive ambitions to create structural improvements in our business designed to convert our revenue and gross margin gains to significantly improve our EBITDA.” Quigley noted that regular progress updates will be provided starting in August.

Kelly also reported that on May 9, its board of directors declared a dividend of $0.075 per share. The dividend is payable on June 6, 2023, to shareholders of record as of the close of business on May 22, 2023.

In conjunction with its first-quarter earnings release, Kelly has published a financial presentation on the Investor Relations page of its public website and will host a conference call at 9 a.m. ET on May 11 to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Internet:
Kellyservices.com

Via the Telephone
(877) 692-8955 (toll free) or (234) 720-6979 (caller paid)
Enter access code 5728672
After the prompt, please enter “#”

A recording of the conference call will be available after 2:30 p.m. ET on May 11, 2023, at (866) 207-1041 (toll-free) and (402) 970-0847 (caller-paid). The access code is 4789007#. The recording will also be available at kellyservices.com during this period.

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These factors include, but are not limited to, changing market and economic conditions, the impact of the novel coronavirus (COVID-19) outbreak, competitive market pressures including pricing and technology introductions and disruptions, disruption in the labor market and weakened demand for human capital resulting from technological advances, competition law risks, the impact of changes in laws and regulations (including federal, state and international tax laws), unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, or the risk of additional tax liabilities in excess of our estimates, our ability to achieve our business strategy, our ability to successfully develop new service offerings, material changes in demand from or loss of large corporate customers as well as changes in their buying practices, risks particular to doing business with government or government contractors, the risk of damage to our brands, our exposure to risks associated with services outside traditional staffing, including business process outsourcing, services of licensed professionals and services connecting talent to independent work, our increasing dependency on third parties for the execution of critical functions, our ability to effectively implement and manage our information technology strategy, the risks associated with past and future acquisitions, including risk of related impairment of goodwill and intangible assets, exposure to risks associated with certain equity investments, including with strategic partners, risks associated with conducting business in foreign countries, including foreign currency fluctuations, risks associated with violations of anti-corruption, trade protection and other laws and regulations, availability of qualified full-time employees, availability of temporary workers with appropriate skills required by customers, liabilities for employment-related claims and losses, including class action lawsuits and collective actions, our ability to sustain critical business applications through our key data centers, risks arising from failure to preserve the privacy of information entrusted to us or to meet our obligations under global privacy laws, the risk of cyberattacks or other breaches of network or information technology security, our ability to realize value from our tax credit and net operating loss carryforwards, our ability to maintain specified financial covenants in our bank facilities to continue to access credit markets, and other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. Actual results may differ materially from any forward-looking statements contained herein, and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) helps companies recruit and manage skilled workers and helps job seekers find great work. Since inventing the staffing industry in 1946, we have become experts in the many industries and local and global markets we serve. With a network of suppliers and partners around the world, we connect more than 450,000 people with work every year. Our suite of outsourcing and consulting services ensures companies have the people they need, when and where they are needed most. Headquartered in Troy, Michigan, we empower businesses and individuals to access limitless opportunities in industries such as science, engineering, technology, education, manufacturing, retail, finance, and energy. Revenue in 2022 was $5.0 billion. Learn more at kellyservices.com.

KLYA-FIN

# # #

MEDIA CONTACT:	ANALYST CONTACT:
Jane Stehney	James Polehna
(248) 765-6864	(248) 244-4586
stehnja@kellyservices.com	james.polehna@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED APRIL 2, 2023 AND APRIL 3, 2022
(UNAUDITED)
(In millions of dollars except per share data)
					%	CC %
	2023	2022	Change		Change	Change

Revenue from services	$1,268.3	$1,296.4	$(28.1)		(2.2)%	(1.4)%

Cost of services	1,014.2	1,037.8	(23.6)		(2.3)

Gross profit	254.1	258.6	(4.5)		(1.7)	(0.8)

Selling, general and administrative expenses	243.4	236.1	7.3		3.1	3.8

Gain on sale of assets	—	(0.9)	0.9		NM

Earnings (loss) from operations	10.7	23.4	(12.7)		(54.4)

Loss on investment in Persol Holdings	—	(67.2)	67.2		NM

Loss on currency translation from liquidation of subsidiary(1)	—	(20.4)	20.4		NM

Other income (expense), net	2.0	2.8	(0.8)		(27.5)

Earnings (loss) before taxes and equity in net earnings (loss) of affiliate	12.7	(61.4)	74.1		NM

Income tax expense (benefit)	1.8	(13.0)	14.8		113.5

Net earnings (loss) before equity in net earnings (loss) of affiliate	10.9	(48.4)	59.3		NM

Equity in net earnings (loss) of affiliate	—	0.8	(0.8)		NM

Net earnings (loss)	$10.9	$(47.6)	$58.5		NM

Basic earnings (loss) per share	$0.29	$(1.23)	$1.52		NM
Diluted earnings (loss) per share	$0.29	$(1.23)	$1.52		NM

STATISTICS:

Permanent placement revenue (included in revenue from services)	$17.5	$26.6	$(9.1)		(34.2)%	(33.3)%

Gross profit rate	20.0%	19.9%	0.1	pts.

Conversion rate	4.2%	9.1%	(4.9)	pts.

Adjusted EBITDA	$25.9	$30.7	$(4.8)
Adjusted EBITDA margin	2.0%	2.4%	(0.4)	pts.

Effective income tax rate	13.9%	21.2%	(7.3)	pts.

Average number of shares outstanding (millions):
Basic	37.1	38.6
Diluted	37.4	38.6

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	First Quarter

			%		CC %
	2023	2022	Change		Change
Professional & Industrial
Revenue from services	$389.8	$444.3	(12.3)%		(11.7)%
Gross profit	69.8	83.1	(15.9)		(15.3)
SG&A expenses excluding restructuring charges	64.5	71.1	(9.2)		(8.8)
Restructuring charges	3.0	0.3	NM		NM
Total SG&A expenses	67.5	71.4	(5.4)		(5.0)
Earnings (loss) from operations	2.3	11.7	(80.0)
Earnings (loss) from operations excluding restructuring charges	5.3	12.0	(55.5)

Gross profit rate	17.9%	18.7%	(0.8)	pts.

Science, Engineering & Technology
Revenue from services	$306.4	$317.1	(3.4)%		(3.2)%
Gross profit	71.3	73.8	(3.5)		(3.4)
Total SG&A expenses	52.8	53.2	(0.9)		(0.8)
Earnings (loss) from operations	18.5	20.6	(10.2)

Gross profit rate	23.3%	23.3%	—	pts.

Education
Revenue from services	$249.4	$173.4	43.9%		43.9%
Gross profit	39.3	26.6	47.8		47.8
Total SG&A expenses	23.8	18.6	28.2		28.2
Earnings (loss) from operations	15.5	8.0	93.6

Gross profit rate	15.8%	15.3%	0.5	pts.

Outsourcing & Consulting
Revenue from services	$114.6	$109.1	5.0%		6.4%
Gross profit	41.6	37.3	11.4		13.7
Total SG&A expenses	40.5	34.3	18.0		19.0
Earnings (loss) from operations	1.1	3.0	(63.7)

Gross profit rate	36.3%	34.2%	2.1	pts.

International
Revenue from services	$211.8	$252.8	(16.2)%		(13.8)%
Gross profit	32.1	37.8	(14.9)		(12.2)
Total SG&A expenses	32.4	33.2	(2.3)		0.5
Earnings (loss) from operations	(0.3)	4.6	NM

Gross profit rate	15.2%	15.0%	0.2	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)

	April 2, 2023	January 1, 2023	April 3, 2022
Current Assets
Cash and equivalents	$111.7	$153.7	$230.3
Trade accounts receivable, less allowances of
$11.0, $11.2, and $12.2, respectively	1,438.5	1,491.6	1,523.8
Prepaid expenses and other current assets	82.3	69.9	72.2
Total current assets	1,632.5	1,715.2	1,826.3

Noncurrent Assets
Property and equipment, net	28.6	27.8	32.0
Operating lease right-of-use assets	65.0	66.8	71.8
Deferred taxes	301.9	299.7	303.6
Goodwill, net	151.1	151.1	155.8
Other assets	409.5	403.2	396.1
Total noncurrent assets	956.1	948.6	959.3

Total Assets	$2,588.6	$2,663.8	$2,785.6

Current Liabilities
Short-term borrowings	$—	$0.7	$0.2
Accounts payable and accrued liabilities	684.7	723.3	711.6
Operating lease liabilities	14.3	14.7	16.1
Accrued payroll and related taxes	275.9	315.8	338.9
Accrued workers' compensation and other claims	23.1	22.9	20.4
Income and other taxes	52.9	51.4	109.1
Total current liabilities	1,050.9	1,128.8	1,196.3

Noncurrent Liabilities
Operating lease liabilities	53.4	55.0	58.7
Accrued workers' compensation and other claims	41.0	40.7	36.4
Accrued retirement benefits	184.6	174.1	205.1
Other long-term liabilities	10.9	11.0	15.6
Total noncurrent liabilities	289.9	280.8	315.8

Stockholders' Equity
Common stock	38.5	38.5	38.5
Treasury stock	(35.3)	(20.1)	(13.0)
Paid-in capital	26.4	28.0	22.8
Earnings invested in the business	1,224.4	1,216.3	1,239.9
Accumulated other comprehensive income (loss)	(6.2)	(8.5)	(14.7)
Total stockholders' equity	1,247.8	1,254.2	1,273.5

Total Liabilities and Stockholders' Equity	$2,588.6	$2,663.8	$2,785.6

STATISTICS:
Working Capital	$581.6	$586.4	$630.0
Current Ratio	1.6	1.5	1.5
Debt-to-capital %	0.0%	0.1%	0.0%
Global Days Sales Outstanding	59	61	62
Year-to-Date Free Cash Flow	$(17.9)	$(88.3)	$(107.8)

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES BY GEOGRAPHY
(UNAUDITED)
(In millions of dollars)

	First Quarter

			%	CC %
	2023	2022	Change	Change

Americas
United States	$959.2	$956.6	0.3%	0.3%
Canada	44.9	39.1	14.6	22.4
Puerto Rico	26.9	27.6	(2.3)	(2.3)
Mexico	16.7	10.3	61.6	47.0
Total Americas Region	1,047.7	1,033.6	1.4	1.5

Europe
Switzerland	52.9	55.0	(3.7)	(3.6)
France	47.8	54.6	(12.6)	(8.7)
Portugal	44.4	41.9	6.0	10.8
Italy	16.9	19.5	(13.3)	(9.6)
Russia	—	29.7	(100.0)	(100.0)
Other	47.7	51.3	(6.9)	(0.3)
Total Europe Region	209.7	252.0	(16.8)	(13.4)

Total Asia-Pacific Region	10.9	10.8	0.7	6.5

Total Kelly Services, Inc.	$1,268.3	$1,296.4	(2.2)%	(1.4)%

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 13 WEEKS ENDED APRIL 2, 2023 AND APRIL 3, 2022
(UNAUDITED)
(In millions of dollars)
	2023	2022
Cash flows from operating activities:
Net earnings (loss)	$10.9	$(47.6)
Adjustments to reconcile net earnings (loss) to net cash from operating activities:
Depreciation and amortization	8.4	7.5
Operating lease asset amortization	4.3	5.0
Provision for credit losses and sales allowances	0.4	0.8
Stock-based compensation	3.1	2.1
Gain on sale of equity securities	(2.0)	—
Loss on investment in Persol Holdings	—	67.2
Loss on currency translation from liquidation of subsidiary	—	20.4
Gain on foreign currency remeasurement	—	(5.5)
Gain on sale of assets	—	(0.9)
Equity in net (earnings) loss of PersolKelly Pte. Ltd.	—	(0.8)
Other, net	(0.3)	1.7
Changes in operating assets and liabilities, net of acquisitions	(38.3)	(156.0)
Net cash used in operating activities	(13.5)	(106.1)

Cash flows from investing activities:
Capital expenditures	(4.4)	(1.7)
Proceeds from sale of assets	—	0.9
Acquisition of companies, net of cash received	—	(58.3)
Proceeds from sale of Persol Holdings investment	—	196.9
Proceeds from sale of equity method investment	—	119.5
Proceeds from equity securities	2.0	—
Other investing activities	0.2	(0.2)
Net cash (used in) from investing activities	(2.2)	257.1

Cash flows from financing activities:
Net change in short-term borrowings	(0.7)	0.2
Financing lease payments	(0.4)	(0.3)
Dividend payments	(2.8)	(1.9)
Payments of tax withholding for stock awards	(1.2)	(0.8)
Buyback of common shares	(18.3)	(27.2)
Contingent consideration payments	(1.4)	(0.7)
Net cash used in financing activities	(24.8)	(30.7)

Effect of exchange rates on cash, cash equivalents and restricted cash	(0.8)	(1.7)

Net change in cash, cash equivalents and restricted cash	(41.3)	118.6
Cash, cash equivalents and restricted cash at beginning of period	162.4	119.5

Cash, cash equivalents and restricted cash at end of period	$121.1	$238.1

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FIRST QUARTER
(UNAUDITED)
(In millions of dollars)

	2023			2022
SG&A Expenses:	As Reported	Restructuring(4)	Adjusted	As Reported
Professional & Industrial	$67.5	$(3.0)	$64.5	$71.4
Science, Engineering & Technology	52.8	(0.5)	52.3	53.2
Education	23.8	(0.1)	23.7	18.6
Outsourcing & Consulting	40.5	(0.6)	39.9	34.3
International	32.4	(0.6)	31.8	33.2
Corporate	26.4	(0.9)	25.5	25.4
Total Company	$243.4	$(5.7)	$237.7	$236.1

	2023			2022
Earnings (loss) from Operations:	As Reported	Restructuring(4)	Adjusted	Adjusted
Professional & Industrial	$2.3	$3.0	$5.3	$11.7
Science, Engineering & Technology	18.5	0.5	19.0	20.6
Education	15.5	0.1	15.6	8.0
Outsourcing & Consulting	1.1	0.6	1.7	3.0
International	(0.3)	0.6	0.3	4.6
Corporate	(26.4)	0.9	(25.5)	(25.4)
Total Company	$10.7	$5.7	$16.4	$22.5

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FIRST QUARTER
(UNAUDITED)
(In millions of dollars)

	2022
Earnings (loss) from Operations:	As Reported	Gain on sale of assets(3)	Adjusted
Professional & Industrial	$11.7	$—	$11.7
Science, Engineering & Technology	20.6	—	20.6
Education	8.0	—	8.0
Outsourcing & Consulting	3.0	—	3.0
International	4.6	—	4.6
Corporate	(25.4)	—	(25.4)
Gain on sale of assets	0.9	(0.9)	—
Total Company	$23.4	$(0.9)	$22.5

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars except per share data)

	First Quarter
	2023	2022
Income tax expense (benefit)	$1.8	$(13.0)
Taxes on investment in Persol Holdings(1)	—	18.4
Taxes on foreign currency matters(2)	—	(1.5)
Taxes on gain on sale of assets(3)	—	(0.2)
Taxes on restructuring charges(4)	1.4	—
Adjusted income tax expense (benefit)	$3.2	$3.7

	First Quarter
	2023	2022
Net earnings (loss)	$10.9	$(47.6)
Loss on investment in Persol Holdings, net of taxes(1)	—	48.8
Loss on foreign currency matters, net of taxes(2)	—	16.4
Gain on sale of assets, net of taxes(3)	—	(0.7)
Restructuring charges, net of taxes(4)	4.3	—
Adjusted net earnings	$15.2	$16.9

	First Quarter
	2023	2022
	Per Share
Net earnings (loss)	$0.29	$(1.23)
Loss on investment in Persol Holdings, net of taxes(1)	—	1.26
Loss on foreign currency matters, net of taxes(2)	—	0.43
Gain on sale of assets, net of taxes(3)	—	(0.02)
Restructuring charges, net of taxes(4)	0.11	—
Adjusted net earnings	$0.40	$0.44

Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year.

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)

	First Quarter
	2023	2022
Net earnings (loss)	$10.9	$(47.6)
Other (income) expense, net(2)	(2.0)	(2.8)
Income tax expense (benefit)	1.8	(13.0)
Depreciation and amortization	8.4	7.5
EBITDA	19.1	(55.9)
Equity in net (earnings) loss of affiliate	—	(0.8)
Loss on investment in Persol Holdings(1)	—	67.2
Loss on foreign currency matters(2)	—	20.4
Gain on sale of assets(3)	—	(0.9)
Restructuring(4)	5.7	—
Other, net(5)	1.1	0.7
Adjusted EBITDA	$25.9	$30.7
Adjusted EBITDA margin	2.0%	2.4%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2023 restructuring charges, the 2022 sale of the Persol Holdings investment, the 2022 losses on the fair value changes of the investment in Persol Holdings, the 2022 losses on foreign currency matters, and the 2022 gain on sale of assets are useful to understand the Company's fiscal 2023 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements. Management also uses year-to-date free cash flow (operating cash flows less capital expenditures) to indicate the change in cash balances arising from operating activities, net of working capital needs and expenditures on fixed assets.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1) In 2022, the loss on the investment in Persol Holdings represents the change in fair value up until the date of the sale of the investment on February 15, 2022 as well as the loss on the sale of the investment during the period presented and the related tax benefit.

(2) In 2022, the loss on foreign currency matters includes a $20.4 million loss on currency translation resulting from the substantially complete liquidation of the Company's Japan entity, partially offset by a $5.5 million foreign exchange gain on the Japan entity's USD-denominated cash balance. The foreign exchange gain is included in other (income) expense, net in the EBITDA calculation.

(3) Gain on sale of assets in 2022 is related to the sale of real property in the first quarter of 2022.

(4) Restructuring charges in the first quarter of 2023 represent severance costs and lease and other terminations as a result of management undertaking actions to further our cost management efforts in response to the current demand levels and reflects a repositioning of our P&I staffing business to better capitalize on opportunities in local markets.

(5) Other, net primarily represents amortization of capitalized hosted software implementation costs.